Exhibit 10.1

EXECUTION COPY

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (this “Agreement”) is made as of March 8, 2024 by and among Optimus Healthcare Services, Inc., a Florida corporation (and together with its successors and assigns, collectively, the “Borrower”), and Arena Investors, LP as agent (the “Agent”) for the purchasers (the “Purchasers”) listed on Schedule 1 to the Securities Purchase Agreement (herein defined).

W I T N E S S E T H:

WHEREAS, the Borrower, certain Purchasers and the Agent are parties to a certain Securities Purchase Agreement, made as of May 25, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “May 2021 Securities Purchase Agreement”) pursuant to which the Purchasers have purchased certain Notes and Warrants from the Borrower and made certain financial accommodations available to the Borrower;

WHEREAS, the Borrower, certain Purchasers and the Agent are parties to a certain Securities Purchase Agreement, made as of June 7, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “June 2022 Securities Purchase Agreement” and together with the May 2021 Securities Purchase Agreement, the “Securities Purchase Agreements”) pursuant to which the Purchasers have purchased certain Notes and Warrants from the Borrower and made certain financial accommodations available to the Borrower;

WHEREAS, Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Securities Purchase Agreements or, as applicable, such other Transaction Documents executed and delivered in connection therewith,

WHEREAS, the Events of Default set forth on Exhibit A attached hereto have occurred and are continuing or will occur under the Securities Purchase Agreements, and the Notes and the other Transaction Documents, as each is defined in the Securities Purchase Agreements (hereinafter, the “Specified Events of Default”);

WHEREAS, the Borrower, the subsidiaries that are parties to the Securities Purchase Agreements, with respect to which financing statements have been filed, and the Guarantors (collectively, the “Credit Parties”) have requested that the Agent and the Purchasers forbear from exercising their rights and remedies with respect to the Specified Events of Default and to permit the Borrower’s Notes to remain outstanding notwithstanding the occurrence of the Specified Events of Default;

WHEREAS, the Agent and the Purchasers have agreed to forbear from exercising their rights and remedies with respect to the Specified Events of Default and to permit the Borrower’s Notes, notwithstanding the occurrence of the Specified Events of Default, on the terms and conditions set forth herein; and

WHEREAS, upon the terms and subject to the conditions hereinafter set forth, the Borrower and the Purchasers desire to confirm the Purchasers’ consent to the Borrower of the following: (i) the Borrower’s prior issuance of promissory notes in the aggregate principal amount of $1,720,000 to KORR Acquisitions Group, Inc. (the “KORR Note”), the first of which was dated May 30, 2023 (iii) the waiver of the covenants of the Borrower under Section 1.1(w)(e) in the Securities Purchase Agreements and under Section 7(a) of the Notes to obtain the consent of the Purchasers to issue the KORR Note and to obtain the execution and delivery of a subordination agreement reasonable acceptable to Purchasers (the “Contingent KORR Financing Waiver”) and (iv) the waiver of the covenants of the Borrower under Section 1.1(w)(e) in the Securities Purchase Agreements and under Section 7(a) of the Notes to obtain the consent of the Purchasers to enable the Company to enter into promissory note(s) for up to an aggregate principal amount of up to $350,000 provided such note is unsecured, subordinated to the Purchasers and not payable until the consummation of a Qualified Subsequent Financing, as such term is defined in the Notes and such subordination is evidenced by the execution and delivery of a subordination agreement in a form reasonably acceptable to the Purchasers (the “Contingent Bridge Financing Waiver”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Acknowledgment; Forbearance; No Waiver; Consent.

(a) Acknowledgment of Rights and Remedies. Each Credit Party: (i) acknowledges and agrees that the Specified Events of Default have occurred and are continuing or will occur; and (ii) acknowledges and expressly agrees that but for the terms of this Agreement, the Agent and the Purchasers may, pursuant to the terms of the Securities Purchase Agreements, the Notes, and the other Transaction Documents, proceed to enforce their rights and remedies under the Transaction Documents to collect the Obligations.

(b) Forbearance. Subject to all of the terms and conditions set forth herein, the Agent and the Purchasers agree to forbear from exercising their rights and remedies under the Transaction Documents solely with respect to the Specified Events of Default, until that date (the “Forbearance Termination Date”) which is the earliest to occur of: (i) April 22, 2024 (the “Outside Termination Date”); (ii) the date on which any Event of Default (other than the Specified Events of Default) occurs; and (iii) the date on which any Credit Party fails to comply with any term set forth in this Agreement, including, without limitation, the failure of any Credit Party to meet any Restructuring Milestone by the Applicable Deadline. As used herein, the term “Forbearance Period” shall mean the period beginning on the Forbearance Effective Date (as defined below) and ending on the Forbearance Termination Date.

Each Credit Party acknowledges and expressly agrees that on and after the Forbearance Termination Date, the Agent and the Purchasers may, in accordance with the terms of the Transaction Documents, whether with respect to the Specified Events of Default or other Events of Default, if any, enforce any or all of their rights and remedies under or in respect of this Agreement, the Securities Purchase Agreements, any of the other Transaction Documents or applicable law, including, without limitation, the right: (i) to commence any legal or other action to collect any or all of the Obligations from any or all of the Credit Parties and any other person liable therefor and/or any Collateral; (ii) to foreclose or otherwise realize on any or all of the Collateral and/or as appropriate, set-off or apply to the payment of any or all of the Obligations, any or all of the Collateral; (iii) to vote Collateral consisting of equity interests by proxy; (iv) to exercise dominion over cash in deposit accounts; (v) to take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Securities Purchase Agreements, the other Transaction Documents or applicable law; and (vi) to reject any subsequent forbearance, financial restructuring or other proposal made by or on behalf of the Credit Parties or any of their creditors or equity holders.

(c) Amendments and Restatements to the Transactions Documents. As of the Forbearance Effective Date each of the: (i) the Original Issue Discount Senior Secured Convertible Promissory Notes of the Borrower; (b) Common Stock Purchase Warrant; and (c) Registration Rights Agreement is hereby amended and restated substantially in the forms attached hereto, respectively, as Exhibit B, Exhibit C, and Exhibit D (collectively, the “A&R Agreements”).

(d) No Waiver or Amendment. Except as expressly set forth herein, nothing in this Agreement, nor any of the Purchasers’ or the Agent’s entry into this Agreement or any of the documents referenced herein, their negotiations with any party with respect to any Transaction Document, their conduct of any analysis or investigation of any Collateral or any Transaction Document, their acceptance of any payment from any Credit Party or any other party, or any other action or failure to act on the part of the Agent or the Purchasers, shall: (i) constitute or be construed as a waiver of or acquiescence to the Specified Events of Default, which shall continue in existence subject only to the agreement of the Agent and the Purchasers, as set forth herein, not to enforce their remedies during the Forbearance Period; (ii) constitute an extension, modification or waiver of, or give rise to any obligation on the part of the Agent and the Purchasers to extend, modify or waive, any term, condition or other aspect of the Securities Purchase Agreements, the Notes, or the other Transaction Documents; (iii) extend the terms of the Securities Purchase Agreements or Notes or the due date of any of the Obligations; or (iv) give rise to any defenses or counterclaims to the right of the Agent and the Purchasers, from and after the Forbearance Termination Date, to compel payment of the Obligations or to otherwise enforce their rights and remedies described in the Securities Purchase Agreements, the Notes, or the other Transaction Documents, or otherwise provided by applicable law. Except as expressly limited herein, the Agent and the Purchasers hereby expressly reserve all of their rights and remedies described in the Securities Purchase Agreement, the Notes, and the other Transaction Documents, or otherwise provided by applicable law that may exist by virtue of the Specified Events of Default, and from and after the Forbearance Termination Date, the Agent and the Purchasers shall be entitled to enforce such rights and remedies according to the original terms of the Transaction Documents. This Agreement shall not constitute a course of dealing with the parties hereto at variance with the Securities Purchase Agreements, the Notes other Transaction Documents such as to require further notice by the Agent or the Purchasers to require strict compliance with the terms of the Securities Purchase Agreement, the Notes, and the other Transaction Documents in the future. The Credit Parties acknowledge and expressly agree that the Agent and the Purchasers reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Securities Purchase Agreements, the Notes, and the other Transaction Documents.

(e) Confirmation of Contingent Consent. The Purchasers hereby confirm their contingent consent to the Borrower for the issuance of the KORR Note, the Contingent KORR Waiver and the Contingent Bridge Financing Waiver for so long as each of the Borrower, Credit Parties, and Subordinated Lenders are in compliance with the terms hereof, any subordination agreement entered into by a Subordinated Lender, and the other Transaction Documents. In the event of the occurrence and continuance of an uncured default and the running of any applicable grace period provided herein or therein, this Contingent Financing Waiver, the Contingent KORR Waiver, and the Contingent Bridge Financing Waiver shall be, in each case, void ab initio, and of no further force or effect.

SECTION 2. Covenants. As a material inducement to the execution by the Agent and the Purchasers of this Agreement, in addition to the Credit Parties’ other covenants set forth in the Securities Purchase Agreements, the Notes, and the other Transaction Documents, each Credit Party agrees, as applicable, that it shall comply with the following covenants on and after the Forbearance Effective Date and that the failure to comply with such covenants shall constitute an Event of Default under the Securities Purchase Agreements, the Notes, or other Transaction Documents, which is not a Specified Event of Default:

(a) Payments on Subordinated Debt. During the Forbearance Period, notwithstanding anything to the contrary contained in any note issued by the Borrower or any affiliate of the Borrower, whether or not such instrument is subordinated by its terms (collectively, the “Subordinated Debt”) the Credit Parties shall not, and shall not permit any of their Subsidiaries to, allow acceleration of any such Subordinated Date or make any cash principal or interest payments on account of the Subordinated Debt

(b) Other Monthly Reporting. [Reserved]

(c) Restructuring Efforts. During the Forbearance Period and thereafter as set forth in Section 2(d), the Credit Parties shall, in consultation with Agent, , diligently pursue, and shall use its commercially reasonable best efforts to, consummate the following Restructuring Events (individually, a “Restructuring Event” and collectively, the “Restructuring Events”): (i) the consummation of a sale of some or all of the assets of the CRA business, a sale of some or all of the equity interests of the CRA business, or a merger of the CRA business, in each case, to an independent, non-affiliated third party in an arms’ length transaction; and (ii) the consummation of a Qualified Subsequent Financing, as such term is defined in the Notes. In no event shall a Restructuring Event include a sale under Article 9 of the Uniform Commercial Code or a sale pursuant to a bankruptcy or insolvency proceeding. The Credit Parties shall provide the Agent with any materials used in connection herewith, updates weekly on the progress of their efforts to consummate a Restructuring Event and such other information in connection therewith as reasonably requested by the Agent. Unless otherwise agreed, the Credit Parties shall not provide the Purchasers with any material, nonpublic information.

(d) Restructuring Milestones. The Credit Parties agree to deliver each of the following items, inclusive of any teasers, decks or other marketing materials, and LOIs sent or received by any Credit Party (the “Deliverables”), together with such other evidence as may be reasonably requested by the Agent to evidence compliance with the below requirements, on or before the deadlines set forth below (the “Applicable Deadlines”).

Deliverable	Applicable Deadline
Reach out to select group of known potential buyers (no brokers) for interest in purchasing CRA	March 25, 2024
Provide Executive summary to interested parties	April 15, 2024
Determine interest level and request LOI if interested	May 15, 2024
Sale of the CRA business	August 31, 2024

Consummation of the Qualified Subsequent Financing	February 28, 2025

If a Deliverable is received by the Agent on or before the Applicable Deadline and is both acceptable to Agent (in form and substance) and consistent with the occurrence of a Restructuring Event, the Credit Parties shall have achieved a “Restructuring Milestone.” If a Deliverable is not timely received, is unacceptable to Agent or is not consistent with the occurrence of a Restructuring Event, the related “Restructuring Milestone” shall not have been achieved.

(f) Ordinary Course. Except as specifically set forth herein, the Credit Parties agree to carry on their respective businesses as currently conducted as of the date hereof.

(g) Independent Director. Subject to approval by the Borrower’s Board of Directors or appropriate committee thereunder, promptly appoint to the Borrower’s Board of Directors a nominee suggested by the Agent. Any rejection of a proposed candidate by the Borrower’s Board of Directors or committee shall be evidenced by a writing in reasonable detail signed by the chair of such Committee setting forth the basis for the rejection. Provided, however, under no circumstance shall the Borrower’s Nominating and Governance Committee reject more than two nominees proposed by Agent. To be free from doubt, the Borrower must accept the third nominee suggested by the Agent, unless the Borrower has delivered a reasoned written opinion of its then current general counsel to Agent specifying in reasonable detail what provisions of applicable law or regulation the appointment of such nominee would violate.

SECTION 3. Interest Payments. The Agent acknowledges that the Credit Parties have paid the scheduled interest payments due under the Notes through September 30, 2023. During the Forbearance Period and at all times thereafter, the Credit Parties shall make all scheduled interest payments when due under the Notes.

SECTION 4. Representations and Warranties. Each Credit Party hereby represents and warrants that:

(a) The execution, delivery, and performance of this Agreement are within its corporate powers, have been duly authorized by all necessary action, and are not in contravention of any law, rule, or regulation applicable to it, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority against it, or of the terms of its organizational documents, or of any material contract to which it is a party or by which any of its properties may be bound or affected.

(b) No Default or Event of Default has occurred and is continuing (other than the Specified Events of Default) or will result directly or indirectly from the consummation of the transactions contemplated herein.

(c) Except for representations and warranties which would fail to be true and correct as a result of the occurrence and continuance of the Specified Events of Default, the representations and warranties in the Securities Purchase Agreement, the Notes, and the other Transaction Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

(d) Each Credit Party is sophisticated and knowledgeable in the matters dealt with in this Agreement. Each Credit Party has had a full and fair opportunity to review this Agreement and request that any corrections or changes be made to this Agreement. Each Credit Party has had sufficient time and opportunity to consult with and retain counsel of its own choosing regarding the terms of this Agreement. The terms of this Agreement are fully understood and accepted by each Credit Party. In executing this Agreement, the Credit Parties did not rely, and have not relied, upon any representation or statement, whether oral or written, made by the Agent, the Purchasers, or any of their agents, representatives or attorneys with regard to the subject matter, basis, or effect of this Agreement or otherwise.

SECTION 5. Conditions to Effectiveness. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Agreement and each and every provision hereof (the date on which all such conditions precedent are satisfied, the “Forbearance Effective Date”):

(a) The Agent shall have received a copy of this Agreement duly executed by each of the Credit Parties and each of the Purchasers.

(b) The Agent shall have received a copy of each of the A&R Agreements duly executed by the Borrower and, if and as applicable, the Agent and each of the Purchasers.

(c) The representations and warranties of the Credit Parties contained herein shall be true and correct in all respects.

(d) The execution by the Credit Parties and the holders of the Subordinated Debt (the “Subordinated Noteholders”) of a subordination agreement and maturity date extension (the “Subordinated Noteholders’ Agreement”) in form and substance reasonably acceptable to the Agent and the Purchasers, including requiring the Subordinated Noteholders to agree to convert their Subordinated Notes into a junior class of preferred stock of the Borrower upon consummation of a Qualified Subsequent Financing (as defined in the Notes) and requiring an agreement of the Subordinated Noteholders to extend the maturity date of the Subordinated Debt until 91 days after the last Maturity Date of the Notes, and all conditions to the effectiveness of the Subordinated Noteholders’ Forbearance shall have been satisfied.

(e) The Agent shall have received from the Credit Parties reimbursement or payment of its reasonable and documented out of pocket costs and expenses incurred in connection with this Agreement and the Securities Purchase Agreement (including reasonable fees, charges and disbursements of Sullivan & Worcester LLP, counsel to the Agent).

SECTION 6. Release of Claims. To induce the Agent and the Purchasers to enter into this Agreement, each Credit Party, on behalf of itself and its agents, representatives, officers, directors, subsidiaries, affiliates, successors and assigns (collectively with each Credit Party, “Releasors” and individually a “Releasor”) hereby releases, acquits and forever discharges each Releasee (as defined below) from any and all liabilities, claims, demands, actions or causes of action of any kind (if any there be), whether absolute or contingent, due or to become due, disputed or undisputed, liquidated or unliquidated, at law or in equity, or known or unknown (collectively, “Claims”) that any Releasor now has, ever had or hereafter may have against the Agent or any Purchaser in any capacity, or any officer, director, employee, agent, attorney, representative, partner, subsidiary, affiliate and shareholder of the Agent or any Purchaser (collectively with the Agent and the Purchasers, the “Releasees” and individually a “Releasee”) based on acts, transactions, or circumstances occurring on or before the date of this Agreement that relate to: (i) any Transaction Documents; (ii) any transaction, action or omission contemplated thereby or concluded thereunder; or (iii) any aspect of the dealings or relationships between or among any Credit Party, on the one hand, and the Agent and/or any Purchaser, on the other hand, relating to any Transaction Document or any transaction, action or omission contemplated thereby or concluded thereunder. The provisions of this Section 6 shall be binding upon each Credit Party and shall inure to the benefit of the Releases and each of their respective heirs, executors, administrators, successors and assigns. Each Credit Party hereby covenants that it will not sue, sue further, or otherwise prosecute in any way any Claim, person, or entity released in this Agreement on account of or otherwise relating to any Claims released herein.

SECTION 7. Reaffirmation of Guaranty and Acknowledgments.

(a) Reaffirmation of Guaranty. Each Guarantor consents to the execution and delivery by the Borrower of this Agreement and jointly and severally ratifies and confirms the terms of the Guaranty Agreement with respect to the indebtedness now or hereafter outstanding under the Notes as amended hereby. Each Guarantor acknowledges and expressly agrees that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrower to the Purchasers or any other obligation of the Borrower, or any actions now or hereafter taken by the Purchasers with respect to any obligation of the Borrower, the Guaranty Agreement: (i) is and shall continue to be a primary obligation of the Guarantors; (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment; and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantors under the Guaranty Agreement.

(b) Acknowledgment of Perfection of Security Interest. Each Credit Party hereby acknowledges and expressly agrees that, as of the date hereof, the security interests and liens granted to Agent and the Purchasers under the Securities Purchase Agreements, the Notes, and the other Transaction Documents are in full force and effect, properly perfected, will not be contested, and are enforceable in accordance with the terms of the Securities Purchase Agreements, the Notes, and the other Transaction Documents.

(c) Acknowledgment of Indebtedness. Each Credit Party hereby acknowledges and expressly agrees that, as of the date hereof, the Credit Parties are indebted to the Purchasers in the principal amount of $4,400,000.00 with respect to the Notes. In addition, the Credit Parties are indebted for all accrued and unpaid interest, fees, costs, and other Obligations due to the Agent and the Purchasers under the Securities Purchase Agreement, Notes and the other Transaction Documents in the sum of $197,816.64 (exclusive of liquidated damages under Section 4.24 of the Security Purchase Agreements).as more specifically set forth in Exhibit E attached hereto. To be free from doubt, in no event, will any Creditor Party contest any sum set forth in this Section 7(c).

SECTION 8. Counterparts; Integration. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which will constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

SECTION 10. Transaction Document. This Agreement shall constitute a Transaction Document for all purposes.

SECTION 11. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality or enforceability of the remaining provisions thereof; and the invalidity or a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 12. Modification; No Novation. This Agreement may not be amended, waived or modified in any manner without the written consent of the party against whom the amendment, waiver or modification is sought to be enforced. This Agreement is not a novation nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Securities Purchase Agreements, the Notes, and the Transaction Documents.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date hereof.

BORROWER:

Optimus Healthcare Services, Inc.

By:
Name:
Title:

GUARANTORS:

OPTIMUS HEALTHCARE SERVICES, INC.

By:
Name:
Title:

CLINICAL RESEARCH ALLIANCE ACQUISITION CORP.

By:
Name:
Title:

OPTIMUS HEALTH, INC.

By:
Name:
Title:

OTHER CREDIT PARTIES

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Forbearance Agreement]

AGENT AND PURCHASERS:

Arena Investors, LP, as Agent

By:
	Name:	Lawrence Cutler
	Title:	Authorized Signatory

ARENA SPECIAL OPPORTUNITIES FUND, LP, as a Purchaser

By:
	Name:	Lawrence Cutler
	Title:	Authorized Signatory

ARENA SPECIAL OPPORTUNITIES PARTNERS I, LP, as a Purchaser

By:
	Name:	Lawrence Cutler
	Title:	Authorized Signatory

ARENA SPECIAL OPPORTUNITIES PARTNERS II, LP

By:
	Name:	Lawrence Cutler
	Title:	Authorized Signatory

[Signature Page to Forbearance Agreement]

Exhibit A

Specified Events of Default

Based upon information provided to the Agent and the Purchasers by the Credit Parties, the following Events of Default have occurred and are continuing (or, to the extent expressly provided therein, are anticipated to occur) under the applicable Transaction Document:

(i)	Failure to pay interest when due in accordance with Section 6(a)(i)(B) and Section 6(b) of the Notes

(ii)	Failure to comply with Section 1.1(w)(e). of the Securities Purchase Agreements and Section 7(a) of the Notes

(iii)	Failure to pay default interest of 20% per annum from May 2, 2023 in accordance with Section 2(a) and Section 6(a) of the Notes

(iv)	Failure to pay the daily liquidated damage sum of $30,000 per day under Securities Purchase Agreements from May 2, 2023

(v)	Failure to pay late fees of 20% per annum from May 2, 2023 in accordance with Section 2(d) of the Notes

(vi)	Failure to comply with the Most Favored Nation provision of Section 5(f) and with the Notice to the Holder provision of Section 5(h)(i) of the Notes with respect to the issuance of the KORR Notes

(vii)	Failure to provide notice of change of location of any Collateral in accordance with Section 2(d) and Section 2(p)

(viii)	Due to the occurrence of Material Adverse Effect (as defined in Section 1.1(u) of the Securities Purchase Agreement, Section 6(a)(iv) of the Notes has been breached

Exhibit B

Form of the Amended and Restated Original issue Discount Senior Secured Convertible Promissory Note for the 2021 Financing and for the 2022 Financing

Exhibit C

Forms of Amended and Restated Common Stock Purchase Warrant for the 2021 Financing and for the 2022 Financing

Exhibit D

Form of Amended and Restated Registration Rights Agreement

Exhibit E

Amount due and payable as of as set forth below1

Fund	Security	Outstanding Principal	Outstanding Interest	Late Fee	Total
		2021
ASOF	HOPS NOTE 1	778,800.00	33,098.99	1,914.55	813,813.54
ASOPI	HOPS NOTE 1	1,421,200.00	60,401.00	3,493.78	1,485,094.78
		2022
ASOF	OPTIMUS HEALTH 2 CB	206,979.00	8,796.60	508.82	216,284.42
ASOPI	OPTIMUS HEALTH 2 CB	486,813.00	20,689.55	1,196.75	508,699.30
ASOPII	OPTIMUS HEALTH 2 CB	1,506,208.00	64,013.84	3,702.76	1,573,924.60
TOTAL		4,400,000.00	186,999.98	10,816.66	4,597,816.64

Legal Fees:	$40,000

Disbursements:	$432.10

[1]	Does not include liquidated damages under Section 4.24 of the Security Purchase Agreements.